UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

(Exact name of registrant as specified in its charter)

DELAWARE	0-11723	94-2883067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA	29602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

On February 7, 2012, AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”) terminated the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”), by and among Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (“CCIP/2”), Aimco OP, and AIMCO CCIP/2 Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”). Pursuant to the Merger Agreement, the Merger Subsidiary was to merge with and into CCIP/2, with CCIP/2 as the surviving entity (the “Merger”). Aimco OP determined not to proceed with the Merger, and there were no penalties incurred in connection with the termination. An affiliate of Aimco OP wholly owns and controls the general partner of CCIP/2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL
PROPERTIES/2, LP

Date: February 7, 2012	By:	CONCAP EQUITIES, INC.,
Its General Partner

	By:	/s/ Trent A. Johnson
Name: Trent A. Johnson
Title: Vice President and Assistant General Counsel